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                                                                  EXHIBIT 10.C.3

                                  Term Sheet
                           DSG International Limited


1.   Borrower                DSG International Limited ("DSG" or the "Company")

2.   Lender                  Breakers Investment Holding Limited, a BVI Company
                             ("BIHL")

3.   Principal Amount        US$15,000,000 (United States Dollars Fifteen
                             Million) ("Loan") to be drawn in full at one time

4.   Fees and Expenses       DSG will pay an Advisory Fee equal to 1.0% of the
                             Loan to Schroder Capital Partners Limited ("SCPL"), to be deducted by BIHL from the Loan upon draw down.

                             In addition DSG shall pay all out of pocket expenses including any legal and other fees incurred by SCPL or BIHL in respect or in connection with the Loan.

5.   Interest Rate           14.5% per annum.  Failure to repay the Loan or any
                             part thereof on the due dates will result in an increase in the interest payable to a note of 3% per annum above the Interest Rate on all outstanding amounts whilst they are outstanding.

6.   Interest Period         Interest will be paid and calculated monthly in
                             advance on the principal amount of the Loan and Interest outstanding as of the beginning of the Interest Period in question.

7.   Maturity                The Loan shall be repaid in full twelve months from
                             the date of advance. DSG will have the ability to
                             prepay the Loan in whole or in part at any time
                             after the six-month anniversary of the date of
                             -----
                             advance. For the avoidance of doubt, DSG will not have the ability to prepay the Loan prior to six-month anniversary of the advance.

8.   Collateral              The Loan will be secured by a first priority
                             perfected security interest in DSG's (i) Australian subsidiary companies - DSG Pty Limited and Napples
                             DSG Pty Limited (the "Australian Subsidiaries")

9.   Covenants               DSG and the Australian Subsidiaries will be
                             required to maintain a minimum level of tangible
                             Net Worth and EBITDA identical to the covenants in that regard contained in the $35 Million Loan
                             Agreement and for the Australian Subsidiaries, the covenants and the ratios will

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                              be the same as those contained in the $35 Million
                              Loan Agreement for AHP. DSG will covenant that all necessary consents have been obtained and that this Loan and the terms contained in this Term Sheet do not and will not breach or result in the breach of the $35 Million Loan Agreement or any other agreement to which DSG or any company within its group is party. DSG shall otherwise provide BIHL with such covenants as the Lender considers in its sole absolute discretion appropriate.

10. Warrants                  DSG will grant BIHL Warrants priced at $0.01 for
                              0.75% of the Company's fully diluted common stock for each month whilst any part of the Loan is outstanding - i.e., during the first 12 months after the date of the advance Warrants equivalent to a total of 9.0% of the Company's full diluted common stock.

                              Regardless of the repayment or any prepayment of this Loan, in no event will BIHL receive Warrants equivalent to less than 4.5% of DSG's fully diluted Common Stock.

11.  Conditions Precedent     (1)   DSG is a corporation in good standing in the
                                    state of its incorporation and qualified to do business in other states and countries where it has collateral.

                              (2) Evidence satisfactory to BIHL that DSG has or will have adequate funds available to consummate the acquisition of Drypers Corporation's US Assets based on the terms of the Asset Purchase Agreement dated February 20, 2001.

                              (3)   All necessary consents will be obtained.

                              (4) Such other conditions precedent as BIHL considers appropriate in the circumstances.

                                    BIHL may in its discretion waive any such conditions precedent.

12.  Indemnification          DSG will provide BIHL with same indemnification as
                              provided to Foothill under the $35 Million Loan
                              Agreement.

13.  Representations and      DSG will provide BIHL with Representations and
     Warranties               Warranties as BIHL in its sole absolute discretion
                              thinks appropriate but which shall include the same Representations and Warranties as have been provided to Foothill Capital Corporation under the $35 Million Loan Agreement with the additional proviso that such

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                            Representations and Warranties shall be true with
                            respect to DSG in addition to AHP.

14. Governing Law           Hong Kong

15. Formal Documentation    All Formal Documentation evidencing the Loan and the
                            collateral therefor shall be in form and having
                            contents satisfactory to BIHL and its legal counsel.
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     The undersigned hereby certifies that: (i) DSG International Limited has or will have adequate funds available to consummate the acquisition of Drypers Corporation's U.S. Assets based upon the terms of the Asset Purchase Agreement dated February 20, 2001 and (ii) all necessary consents to complete the acquisition referred to in (i) above will be obtained.


                                           /s/ Brandon Wang
                                           -----------------------------------
                                           Brandon Wang
                                           Chairman, DSG International Limited
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To:   Breakers Investment Holding Limited
      Romasco Place, Wickhams Cay 1
      Tortola BVI


In consideration of your agreeing at my request to advance to DSG International Limited ("DSG"), a British Virgin Island company, the sum of US$15,000,000 pursuant to the terms of a letter of even date herewith addressed to DSG and the undersigned a copy of which is attached hereto I the undersigned hereby guarantee to you the repayment on the due dates therefor by DSG of all sums of money advanced by you to DSG as aforesaid with interest thereon subject as hereinafter mentioned that is to say:

1. Notice in writing of any default on the part of DSG is to be given by you to me and within 14 days from its receipt payment shall be made by me of all sums then due from me under this guarantee.

2. This guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any of such sums of money owing as aforesaid but shall be a continuing security and shall extend to cover any of such sums of money which shall for the time being constitute the balance due to you by DSG on any account and shall be binding as a continuing security on me, my executors, administrators and legal representatives.

3. No illegality or invalidity of or in respect of the said letter or sums of money advanced by you to DSG as aforesaid shall affect or impair my liability hereunder.

4. I shall not be discharged or released from this guarantee by any arrangement made between you and DSG without my consent or by any alteration in the obligations undertaken by DSG or by any forbearance whether as to payment time performance or otherwise.

5. A certificate under your hand or that of your duly authorized agent as to the amount due at any time from DSG to you and/or any interest due thereon shall be conclusive and binding on me in the absence of manifest error.

6. The proper law of this guarantee is Hong Kong law and I submit to the non-exclusive jurisdiction of the Hong Kong Courts.

As Witness whereof I have executed this guarantee the 12th day of March 2001.


   /s/ Brandon S.L. Wang
----------------------------
Brandon S.L. Wang